                                                                    EXHIBIT 10.8





















                              EMPLOYMENT AGREEMENT

                                 BY AND BETWEEN

                                PMR CORPORATION

                                      AND

                                SUSAN D. ERSKINE

                               TABLE OF CONTENTS




                                                                            PAGE

1.   Employment.........................................................       1
2.   Loyal And Conscientious Performance; Noncompetition................       2
3.   Compensation Of Executive..........................................       2
4.   Termination........................................................       3
5.   Certain Additional Payments........................................       6
6.   Successors.........................................................       7
7.   Nonsolicitation....................................................       8
8.   Assignment And Binding Effect......................................       8
9.   Notices............................................................       8
10.  Choice Of Law......................................................       9
11.  Integration........................................................       9
12.  Amendment..........................................................       9
13.  Waiver.............................................................       9
14.  Severability.......................................................       9
15.  Interpretation; Construction.......................................       9
16.  Representations And Warranties.....................................      10
17.  Litigation Costs...................................................      10
18.  Counterparts.......................................................      10
19.  Arbitration........................................................      10
20.  Injunctive Relief..................................................      11
21.  Trade Secrets Of Others............................................      11
22.  Advertising Waiver.................................................      11




















                                       i.

                              EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into effective as of August 25, 1999 (the "Effective Date"), by and between PMR CORPORATION, a Delaware corporation (the "Company"), and SUSAN D. ERSKINE ("Executive"). The Company and Executive are hereinafter collectively referred to as the "Parties," and individually referred to as a "Party."

                                    RECITALS

     A. The Company desires the continued assurance of the association and services of Executive in order to retain Executive's experience, skills, abilities, background and knowledge, and is willing to engage Executive's services on the terms and conditions set forth in this Agreement.

     B. Executive desires to be in the employ of the Company, and is willing to accept continued employment on the terms and conditions set forth in this Agreement.

                                   AGREEMENT

     In consideration of the foregoing Recitals and the mutual promises and covenants herein contained, and for other good and valuable consideration, the Parties, intending to be legally bound, agree as follows:

1.   EMPLOYMENT.

     1.1 The Company hereby agrees to continue to employ Executive, and Executive hereby accepts continued employment by the Company, upon the terms and conditions set forth in this Agreement, for the period commencing the Effective Date and ending August 30, 2000. On August 30, 2000, and on August 30 of each year thereafter, the Term shall automatically be extended by one (1) year (the "Term") unless written notice has been provided by either Party pursuant to Section 9 herein not less than ninety (90) days prior to the date of such automatic renewal (a "Non-Renewal Notice"). Notwithstanding anything herein to the contrary, either Party may terminate Executive's employment under this Agreement at any time, with or without cause, subject to the terms and conditions of Section 4 below.

     1.2 Executive shall have the title of Executive Vice President Development of the Company and shall serve in such other capacity or capacities as the Board of Directors of the Company may from time to time prescribe. Executive shall report to the Chief Executive Officer.

     1.3 Executive shall do and perform all services, acts or things necessary or advisable to manage and conduct the business of the Company and which are normally associated with the position of Executive Vice President Development, consistent with the Bylaws of the Company and as required by the Company's Board of Directors.

     1.4 The employment relationship between the Parties shall be governed by the policies and practices established by the Board of Directors, except that when the terms of this Agreement differ from or are in conflict with the Company's policies or practices, this Agreement shall control.

     1.5 Unless the Parties otherwise agree in writing, during the term of this Agreement, Executive shall perform the services she is required to perform pursuant to this Agreement at the Company's offices, located in San Diego; provided, however, that the Company may from time to time require Executive to travel temporarily to other locations in connection with the Company's business.

2.   LOYAL AND CONSCIENTIOUS PERFORMANCE; NONCOMPETITION.

     2.1 During Executive's employment by the Company, Executive shall devote her full business energies, interest, abilities and productive time to the proper and efficient performance of her duties under this Agreement.

     2.2 Except with the prior written consent of the Company's Board of Directors, Executive will not, during the term of this Agreement, engage in competition with the Company, either directly or indirectly, in any manner or capacity, as adviser, principal, agent, partner, officer, director, employee, member of any association or otherwise, in any phase of the business of developing, marketing, providing or selling of products or services which are in the same field of use or which otherwise compete with the products or services or proposed products or services of the Company.

     2.3 Except as permitted herein, Executive agrees not to acquire, assume or participate in, directly or indirectly, any position, investment or interest known by him to be adverse or antagonistic to the Company, its business or prospects, financial or otherwise or in any company, person or entity that is, directly or indirectly, in competition with the business of the Company or any of its affiliates. Ownership by Executive, as a passive investment, of less than one percent (1%) of the outstanding shares of capital stock of any corporation with one or more classes of its capital stock listed on a national securities exchange or publicly traded on the Nasdaq Stock Market or in the over-the-counter market shall not constitute a breach of this paragraph.

3.   COMPENSATION OF EXECUTIVE.

     3.1 The Company shall pay Executive a base salary of One Hundred Eighty Thousand Dollars ($180,000.00) per year (the "Base Salary"), payable in regular periodic payments in accordance with Company policy. Such salary shall be prorated for any partial year of employment on the basis of a 365-day fiscal year.

     3.2 Executive's compensation may be changed from time to time by mutual agreement of Executive and the Company.

     3.3 Executive's performance shall be reviewed by the Board on a periodic basis and the Board may, in its sole discretion, provide a bonus to Executive as shall be appropriate or desirable based on Executive's performance.

                                       2.

     3.4 All of Executive's compensation shall be subject to customary withholding taxes and any other employment taxes as are commonly required to be collected or withheld by the Company.

     3.5 Executive shall, in accordance with Company policy and the terms of the applicable plan documents, be eligible to participate in benefits under any Executive benefit plan or arrangement which may be in effect from time to time and made available to the Company's executive or key management employees.

4.   TERMINATION.

     4.1 TERMINATION BY THE COMPANY. Executive's employment with the Company may be terminated under the following conditions:

          4.1.1 DEATH OR DISABILITY. Executive's employment with the Company shall terminate effective upon the date of Executive's death or "Complete Disability" (as defined in Section 4.5.1).

          4.1.2 FOR CAUSE. The Company may terminate Executive's employment under this Agreement for "Cause" (as defined in Section 4.5.3) by delivery of written notice to Executive specifying the cause or causes relied upon for such termination. Any notice of termination given pursuant to this Section 4.1.2 shall effect termination as of the date specified in such notice or, in the event no such date is specified, on the last day of the month in which such notice is delivered or deemed delivered as provided in Section 9 below.

          4.1.3 WITHOUT CAUSE. The Company may terminate Executive's employment under this Agreement at any time and for any reason by delivery of written notice of such termination to the Executive. Any notice of termination given pursuant to this Section 4.1.3 shall effect termination as of the date specified in such notice or, in the event no such date is specified, on the last day of the month in which such notice is delivered or deemed delivered as provided in Section 9 below.

          4.1.4 NON-RENEWAL NOTICE. The Company may terminate this Agreement by providing Executive with a Non-Renewal Notice prior to the date of automatic renewal, as provided in Section 1.1. herein.

     4.2 TERMINATION BY EXECUTIVE. Executive may terminate her employment with the Company for "Good Reason" (as defined below in Section 4.5.2) by (i) delivery of written notice to the Company specifying the "Good Reason" relied upon by Executive for such termination, provided that such notice is delivered within six (6) months following the occurrence of any event or events constituting Good Reason, or (ii) at any time during the Term without Good Reason.

     4.3 TERMINATION BY MUTUAL AGREEMENT OF THE PARTIES. Executive's employment pursuant to this Agreement may be terminated at any time upon a mutual agreement in writing between the Parties. Any such termination of employment shall have the consequences specified in such agreement.

                                       3.

     4.4  COMPENSATION UPON TERMINATION.

          4.4.1 DEATH OR COMPLETE DISABILITY. If Executive's employment shall be terminated by death or Complete Disability as defined in Section 4.5.1, the Company shall pay Executive her accrued Base Salary and accrued and unused vacation benefits earned through the date of termination at the rate in effect at the time of termination, and the Company shall thereafter have no further obligations to Executive under this Agreement.

          4.4.2 CAUSE OR WITHOUT GOOD REASON. If Executive's employment is terminated (i) by the Company for Cause, or (ii) by Executive without Good Reason, the Company shall pay Executive her accrued Base Salary and accrued and unused vacation benefits earned through the date of termination at the rate in effect at the time of the notice of termination, and the Company shall thereafter have no further obligations to Executive under this Agreement.

          4.4.3 WITHOUT CAUSE, GOOD REASON OR NON-RENEWAL. If Executive's employment is terminated (i) by the Company Without Cause, (ii) by Executive for Good Reason, or (iii) by the Company with a Non-Renewal Notice prior to the date of automatic renewal as provided in Section 1.1, then upon Executive's furnishing to the Company, or its successor, an executed waiver and release of claims (a form of which is attached hereto as Exhibit A), Executive shall be entitled to the following:

                         (i)  A lump sum payment equal to:

                              (1)  Executive's Base Salary and accrued and
unused vacation earned through the date of termination;

                              (2)  An amount equal to one (1) year of
Executive's Base Salary in effect at the time of termination, subject to standard deductions and withholdings, payable to Executive within ten (10) days of such termination; and

                              (3)  An amount equal to the average of
Executive's annual bonus payment(s) over the past five (5) years, including any years in which no bonus payment was made to Executive (the "Bonus Payment"), subject to standard deductions and withholdings, payable to Executive within ten (10) days of such termination.

                         (ii) If eligible, periodic payments equal to either
of the following:

                              (1)  In the event Executive has been continuously
employed with the Company for at least three (3) years but less than five (5) years at the time of termination, she shall receive (a) continuation of her annual Base Salary in effect at the time of termination until the earlier of
(i) a period of twelve (12) months after the termination date, or (ii) the date in which Executive begins full-time employment with another company or business entity and (b) a pro-rated Bonus Payment for the period in which Executive receives her Base Salary, all of which shall be subject to standard deductions and withholdings; and



                                       4.

               (2) In the event Executive has been continuously employed with the Company for greater than five (5) years at the time of termination, she shall receive (a) continuation of her Base Salary in effect at the time of termination until the earlier of (i) a period of twenty-four (24) months after the termination date, or (ii) the date in which Executive begins full-time employment with another company or business entity, and (b) a prorated Bonus Payment for the period in which Executive receives her Base Salary, all of which shall be subject to standard deductions and withholdings. If Executive is eligible to receive the benefits of this subsection (ii)(2), she shall not receive the benefits set forth in subsection (ii)(1) herein.

     4.5 DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

         4.5.1 COMPLETE DISABILITY. "Complete Disability" shall mean the inability of Executive to perform Executive's duties under this Agreement because Executive has become permanently disabled within the meaning of any policy of disability income insurance covering employees of the Company then in force. In the event the Company has no policy of disability income insurance covering employees of the Company in force when Executive becomes disabled, the term "Complete Disability" shall mean the inability of Executive to perform Executive's duties under this Agreement by reason of any incapacity, physical or mental, which the Board, based upon medical advice or an opinion provided by a licensed physician acceptable to the Board, determines to have incapacitated Executive from satisfactorily performing all of Executive's usual services for the Company for a period of at least one hundred twenty (120) days during any twelve (12) month period (whether or not consecutive). Based upon such medical advice or opinion, the determination of the Board shall be final and binding and the date such determination is made shall be the date of such Complete Disability for purposes of this Agreement.


         4.5.2 GOOD REASON. "Good Reason" for Executive to terminate Executive's employment hereunder shall mean the occurrence of any of the following events without Executive's consent:

               (i) the regular assignment to Executive of duties or responsibilities which are materially inconsistent with, or result in a material diminution or adverse change of, Executive's position and status;

               (ii) a reduction by the Company in Executive's annual Base Salary by greater than five percent (5%), except in connection with a reduction applied on the same basis to all officers and/or senior management as a cost savings measure for the Company; provided, however, that any reductions of Executive's annual Base Salary of greater than 5% by a successor to the Company (as defined in Section 6 herein) without Executive's consent shall be a basis for Executive to terminate employment for Good Reason;

               (iii) a relocation of Executive to a location more than forty
(40) miles from the location at which Executive was performing his duties, except for required travel


                                       5.

by Executive on the Company's business to an extent substantially consistent with Executive's business travel obligations at that time;

              (iv) any material breach by the Company of any material provision of this Agreement; or

              (v) any failure by the Company to obtain the assumption of this Agreement by any successor or assign of the Company.

        4.5.3 FOR CAUSE. The Company's termination of Executive for "Cause" shall be limited to the occurrence of any of the following events:

              (i) any intentional action or intentional failure to act by Executive which has performed in bad faith and to the material detriment of the Company;

              (ii) Executive intentionally refuses or intentionally fails to act in accordance with any lawful direction or order of the Company for a period of thirty (30) days after written notice of such conduct is provided to Executive;

              (iii) Executive willfully and habitually neglects her duties of employment for a period of thirty (30) days after written notice of such conduct is provided to Executive;

              (iv) Executive's engaging or participating in any activity which is competitive with the Company in the reasonable judgment of the Board of Directors;

              (v) Executive's intentional commission of any fraud against the Company or use or appropriation for her personal use and benefit of any funds, assets or properties of the Company not authorized by the Company to be so used or appropriated;

              (vi) Executive's conviction of a felony or any crime involving moral turpitude.

5. CERTAIN ADDITIONAL PAYMENTS.

   5.1 If any payments, distributions or other benefits by or from the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payment (the "Additional Payment") required under this Paragraph) (collectively, the "Payment") would (i) constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then such Payment shall be reduced to the Reduced Amount. The "Reduced Amount" shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Executive's


                                       6.

receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If the Reduced Amount is subject to the Excise Tax, then the Executive shall be entitled to receive from the Company an Additional Payment in an amount equal to the amount of the Excise Tax but not to exceed One Hundred Eighty Thousand Dollars ($180,000.00). The foregoing additional payment shall be reduced by applicable tax withholding.

     5.2 If a reduction in payments or benefits constituting "parachute payments" is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order unless the Executive elects in writing a different order (provided, however, that such election shall be subject to Company approval if made on or after the effective date of the event triggering the application of Section 280G of the Code): reduction of cash payments; cancellation of accelerated vesting of stock awards; reduction of Executive benefits. In the event that acceleration of vesting of stock award compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of the Executive's stock awards unless the Executive elects in writing a different order for cancellation.

     5.3 The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the event triggering the application of Section 280G of the Code shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the event triggering the application of Section 280G of the Code, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

     5.4 The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Company and the Executive within fifteen (15) calendar days after the date on which the Executive's right to a Payment is triggered (if requested at that time by the Company or the Executive) or such other time as requested by the Company or the Executive. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it shall furnish the Company and the Executive with an opinion reasonably acceptable to the Executive that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Company and the Executive.

6.   SUCCESSORS.

     6.1 The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonably satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. Failure of the Company to obtain such an agreement prior to the effectiveness of any such succession shall be a material breach of this Agreement and shall entitle Executive to compensation and all other

                                       7.

benefits from the Company in the same amount and on the same terms as she would be entitled to hereunder if she terminated her employment for Good Reason.

7.   NONSOLICITATION.

     7.1 While employed by the Company and for one (1) year thereafter, the Executive agrees that in order to protect the Company's confidential and proprietary information from unauthorized use, that Executive will not, either directly or through others, solicit or attempt to solicit any employee, consultant or independent contractor of the Company to terminate her or her relationship with the Company in order to become an employee, consultant or independent contractor to or for any other person or business entity.

8.   ASSIGNMENT AND BINDING EFFECT.

     8.1 This Agreement shall be binding upon and inure to the benefit of Executive and Executive's heirs, executors, personal representatives, assigns, administrators and legal representatives. Because of the unique and personal nature of Executive's duties under this Agreement, neither this Agreement nor any rights or obligations under this Agreement shall be assignable by Executive. This Agreement shall be binding upon and inure to the benefit of the Company and its successors, assigns and legal representatives.

9.   NOTICES.

     9.1 All notices or demands of any kind required or permitted to be given by the Company or Executive under this Agreement shall be given in writing and shall be personally delivered (and receipted for) or mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

          9.1.1     If to the Company:

                         PMR CORPORATION
                         501 Washington, 5th Floor
                         San Diego, CA 92103

          9.1.2     If to Executive:

                         Susan D. Erskine
                         /s/ Susan D. Erskine
                         12920 Via Del Valedor, San Diego, 92129

Any such written notice shall be deemed received when personally delivered or three (3) days after its deposit in the United States mail as specified above. Either Party may change its address for notices by giving notice to the other Party in the manner specified in this section.


                                       8.

10.  CHOICE OF LAW.

     10.1 This Agreement is made in San Diego, California. This Agreement shall be construed and interpreted in accordance with the laws of the State of California.

11.  INTEGRATION.

     11.1 This Agreement contains the complete, final and exclusive agreement of the Parties relating to the terms and conditions of Executive's employment, and supersedes all prior and contemporaneous oral and written employment agreements or arrangements between the Parties.

12.  AMENDMENT.

     12.1 This Agreement cannot be amended or modified except by a written agreement signed by Executive and the Company.

13.  WAIVER.

     13.1 No term, covenant or condition of this Agreement or any breach thereof shall be deemed waived, except with the written consent of the Party against whom the waiver is claimed, and any waiver or any such term, covenant, condition or breach shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other term, covenant, condition or breach.

14.  SEVERABILITY.

     14.1 The finding by a court of competent jurisdiction of the unenforceability, invalidity or illegality of any provision of this Agreement shall not render any other provision of this Agreement unenforceable, invalid or illegal. Such court shall have the authority to modify or replace the invalid or unenforceable term or provision with a valid and enforceable term or provision which most accurately represents the parties' intention with respect to the invalid or unenforceable term or provision.

15.  INTERPRETATION; CONSTRUCTION.

     15.1 The headings set forth in this Agreement are for convenience of reference only and shall not be used in interpreting this Agreement. This Agreement has been drafted by legal counsel representing the Company, but Executive has been encouraged, and has consulted with, her own independent counsel and tax advisors with respect to the terms of this Agreement. The Parties acknowledge that each Party and its counsel has reviewed and revised, or had an opportunity to review and revise, this Agreement, and the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

                                       9.

16.  REPRESENTATIONS AND WARRANTIES.

     16.1 Executive represents and warrants that she is not restricted or prohibited, contractually or otherwise, from entering into and performing each of the terms and covenants contained in this Agreement, and that her execution and performance of this Agreement will not violate or breach any other agreements between Executive and any other person or entity.

17.  LITIGATION COSTS.

     17.1 Should any litigation, arbitration, or administrative action be commenced between the parties or their personal representatives concerning any provision of this agreement or the rights and duties of any person in relation to this agreement, the party or parties prevailing in such action shall be entitled, in addition to such other relief as may be granted to a reasonable sum as and for that party's attorney's fees in such litigation which shall be determined by the court, arbitrator, or administrative agency, in such action or in a separate action brought for that purpose.

18.  COUNTERPARTS.

     18.1 This Agreement may be executed in two counterparts, each of which shall be deemed an original, all of which together shall contribute one and the same instrument.

19.  ARBITRATION.

     19.1 To ensure rapid and economical resolution of any disputes which may arise under this Agreement, Executive and the Company agree that any and all disputes or controversies of any nature whatsoever, arising from or regarding the interpretation, performance, enforcement or breach of this Agreement shall be resolved by confidential, final and binding arbitration (rather than trial by jury or court or resolution in some other forum) to the fullest extent permitted by law. Any arbitration proceeding pursuant to this Agreement shall be conducted by the American Arbitration Association ("AAA") in San Diego under the then existing AAA arbitration rules. If for any reason all or part of this arbitration provision is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not effect any other portion of this arbitration provision or any other jurisdiction, but this provision will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable part or parts of this provision had never been contained herein, consistent with the general intent of the parties insofar as possible.

I have read Section 19.1 and irrevocably agree to arbitrate any dispute identified above.
/s/ S.E. (Executive's Initials)
--------

20.  INJUNCTIVE RELIEF.

     20.1 Executive is obligated under this Agreement to render services and comply with covenants of a special, unique, unusual and extraordinary character, thereby giving this Agreement peculiar value, so that the loss of such service or violation by Executive of this Agreement, including, but not limited to, the Proprietary Information and Inventions Agreement,

                                      10.

could not reasonably or adequately be compensated in damages in an action at law. Therefore, notwithstanding Section 18 herein, in addition to any other remedies or sanctions provided by law, whether criminal or civil, and without limiting the right of the Company and successors or assigns to pursue all other legal and equitable rights available to them, the Company shall have the right during Executive's employment hereunder (or thereafter with respect to obligations continuing after the termination of this Agreement) to compel specific performance hereof by Executive or to obtain temporary and permanent injunctive relief against violations hereof by Executive, including, but not limited to violations of the Proprietary Information and Inventions Agreement, and, in furtherance thereof, to apply to any court with jurisdiction over the Parties to enforce the provisions hereof.

21.  TRADE SECRETS OF OTHERS.

     21.1 It is the understanding of both the Company and Executive that Executive shall not divulge to the Company and/or its subsidiaries any confidential information or trade secrets belonging to others, including Executive's former employers, nor shall the Company and/or its affiliates seek to elicit from Executive any such information. Consistent with the foregoing, Executive shall not provide to the Company and/or its affiliates, and the Company and/or its affiliates shall not request, any documents or copies of documents containing such information.

22.  ADVERTISING WAIVER.

     22.1 Executive agrees to permit the Company and/or its affiliates, and persons or other organizations authorized by the Company and/or its affiliates, to use, publish and distribute advertising or sales promotional literature concerning the products and/or services of the Company and/or its affiliates, or the machinery and equipment used in the provision thereof, in which Executive's name and/or pictures of Executive taken in the course of Executive's provision of services to the Company and/or its affiliates, appear. Executive hereby waives and releases any claim or right Executive may otherwise have arising out of such use, publication or distribution.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

Date: August 25, 1999                             PMR CORPORATION

                                             By:  /s/ Fred D. Furman
                                                  ------------------------------
                                             Its: Pres.
                                                  ------------------------------

Dated: August 25, 1999                            /s/ SUSAN D. ERSKINE
                                                  ------------------------------
                                                  SUSAN D. ERSKINE



                                       11.

                                   EXHIBIT A

                          RELEASE AND WAIVER OF CLAIMS

     In consideration of the payments and other benefits set forth in Section
4.4 of the Employment Agreement dated August 25, 1999 to which this form is attached, I, SUSAN D. ERSKINE, hereby furnish PMR CORPORATION (the "Company"), with the following release and waiver ("Release and Waiver").

     I hereby release, and forever discharge the Company, its officers, directors, agents, employees, stockholders, successors, assigns affiliates and benefit plans, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising at any time prior to and including my employment Term with respect to any claims relating to my employment and the termination of my employment, including but not limited to, claims pursuant to any federal, state or local law relating to employment, including, but not limited to, discrimination claims, claims under the California Fair Employment and Housing Act, and the Federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"), or claims for wrongful termination, breach of the covenant of good faith, contract claims, tort claims, and wage or benefit claims, including but not limited to, claims for salary, bonuses, commissions, fringe benefits, severance pay or any form of compensation; provided that, this release is not intended to release or waive any claims that I may have as a shareholder, stock option holder or warrant holder of the Company's stock.

     In releasing claims unknown to me at present, I am waiving all rights and benefits under Section 1542 of the California Civil Code, and any law or legal principle of similar effect in any jurisdiction: "A general release does not extend to claims which the creditor does not know or suspect to exist in her favor at the time of executing the release, which if known by him must have materially affected her settlement with the debtor."

     I acknowledge that, among other rights, I am waiving and releasing any rights I may have under ADEA, that this release and waiver is knowing and voluntary, and that the consideration given for this release and waiver is in addition to anything of value to which I was already entitled as an Executive of the Company. I further acknowledge that I have been advised, as required by the Older Workers Benefit Protection Act, that: (a) the release and waiver granted herein does not relate to claims which may arise after this release and waiver is executed; (b) I have the right to consult with an attorney prior to executing this release and waiver (although I may choose voluntarily not to do so); and if I am over 40 years old upon execution of this (c) I have twenty-one (21) days from the date of termination of my employment with the Company in which to consider this release and waiver (although I may choose voluntarily to execute this release and waiver earlier); (d) I have seven (7) days following the execution of this release and waiver to revoke my consent to this release and waiver; and (e) this release and waiver shall not be effective until the seven
(7) day revocation period has expired.

Date: ____________________                  ____________________________________
                                            SUSAN D. ERSKINE